Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Netlist, Inc.

Irvine, California

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 28, 2025, relating to the consolidated financial statements and the financial statement schedule II of Netlist, Inc. and subsidiaries as of and for the year ended December 28, 2024, which report is included in the Annual Report on Form 10-K of Netlist, Inc.

/s/ Macias Gini and O’Connell LLP

Irvine, California

September 26, 2025